Exhibit 1.1

15,000,000

Edgen Group Inc.

Common Stock

UNDERWRITING AGREEMENT

[Date], 2012

JEFFERIES & COMPANY, INC

520 Madison Avenue

New York, New York 10022

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

CITIGROUP GLOBAL MARKETS INC

388 Greenwich Street

New York, New York, 10013

As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory. Edgen Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 15,000,000 shares of its Class A common stock, par value $0.0001 per share (the “Shares”). The 15,000,000 Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 2,250,000 Shares as provided in Section 2. The additional 2,250,000 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies & Company, Inc. (“Jefferies”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc (“Citigroup”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-178790), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” As used herein, “Applicable Time” is     :        m (New York time) on [            ], 2012. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto (including any orally communicated pricing information), and each “Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made without restriction to any person. All references in this Agreement to the Registration Statement, the 462(b) Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its engagement of Morgan Stanley as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter,” within the meaning of Section (f)(12) of Rule 5121 of the Financial Industry Regulatory Agency, Inc. (“FINRA”) with respect to the offering and sale of the Offered Shares. Morgan Stanley, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

The Company hereby confirms its agreements with the Underwriters and the QIU as follows:

Section 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with each Underwriter, as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has, to the Company’s knowledge, complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus, together with each Road Show, if any, (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, together with each Road Show, if any, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto or any Road Show, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted with, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus. The representations and warranties set forth in the immediately preceding sentence do not apply to statements made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consist of the information described in Section 9(b) below. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the latest of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a binding agreement of, the Company.

(e) Authorization of the Firm Shares. The Firm Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement for the consideration set forth herein, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Firm Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Firm Shares.

(f) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus and except for such rights as have already been waived, there are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Securities Act or included in the offering contemplated by this Agreement.

(g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, and tax distributions made to the holders of limited liability company interests of Bourland & Leverich Holdings, LLC.

(h) Independent Accountants. KPMG, LLP and Deloitte, LLP, who have expressed their respective opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are, to the Company’s knowledge, (i) independent public or certified public accountants as required by the Securities Act; (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (iii) registered public accounting firms as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration have not been suspended or revoked and who have not requested such registration to be withdrawn.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and subject, in the case of interim financial statements, to the absence of footnotes and normal year end adjustments. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable Prospectus under the captions “Prospectus Summary—Summary Historical Financial Data,” “Selected Historical and Consolidated Data” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. The pro forma combined financial information of the Company and its subsidiaries and the related notes thereto included under the caption “Prospectus Summary—Unaudited Pro Forma

Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and elsewhere in the Prospectus and in the Registration Statement, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Exchange Act, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

(j) Company’s Accounting System and Disclosure Controls and Procedures. The Company and each of its subsidiaries make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2010, there has not been and is no “material weakness” (as defined in Public Company Accounting Oversight Board Standard No. 2) in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f)) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not remediated) and, since December 31, 2010, there has been no adverse change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. The Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to such extent as would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except (x) as described in the Applicable Prospectus and (y) to the extent any such security interest, mortgage, pledge, lien, encumbrance or adverse claim would not, individually or in the aggregate, result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company’s predecessor is as set forth in each Applicable Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options described in each Applicable Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws or exemptions from the requirements thereof. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(m) Stock Exchange Listing. The Offered Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party, or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Firm Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable; (ii) will not conflict with or constitute a breach of any Existing Instrument, or Default or a Debt Repayment Triggering Event (as defined below) under any Existing Instrument, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument, or require the consent of any other party to any Existing Instrument (except as disclosed in the Time of Sale Prospectus and for any such consent that has already been obtained) or would otherwise have a material adverse effect on the consummation of the transactions contemplated in this Agreement; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such conflicts, breaches, Defaults or violations specified in subsections (ii) and (iii) above that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except as disclosed in the Time of Sale Prospectus and such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No Material Actions or Proceedings. Except as otherwise disclosed in each Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries; (ii) which name as party thereto any officer or director of, or which have as the subject thereof any property owned or leased by, the Company or any of its subsidiaries; or (iii) relating to environmental or discrimination matters, where in any such case (A) (x) there is a reasonable possibility that such action, suit or proceeding would be determined adversely to the Company, such subsidiary or such officer or director and (y) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the knowledge of the Company, with the employees of any principal supplier, principal manufacturer, principal customer or principal contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(p) Intellectual Property Rights. The Company and its subsidiaries own or have the right to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any written notice since September 30, 2011 of infringement of or conflict with any asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the Intellectual Property Rights employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(q) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary for and material to the conduct of their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(r) Title to Properties. Except as disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, subject to (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and (2) to general principles of equity and public policy and the discretion of the court or other body before which any proceeding may be brought, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, in each case, regardless of whether considered in a proceeding in equity or at law (clauses (1) and (2), collectively, the “Enforceability Exceptions”) and with such exceptions that would not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to be filed by the Company and its consolidated subsidiaries or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be contested in good faith and by appropriate proceedings and except for such taxes, assessments, fines or penalties, the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(t) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Firm Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, registered or required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Insurance. Each of the Company and its subsidiaries is insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would violate Regulation M.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus and which have not been described as required. (The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.)

(x) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, and to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct in all material respects.

(y) Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers and each of the other persons and entities listed in Exhibit B has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives an agreement in the form attached hereto as Exhibit C.

(z) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.

(bb) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in the Exchange Act of 1934, as amended (the “Exchange Act”) Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus and the Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(cc) Environmental Laws. Except as described in each Applicable Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pipeline safety, pollution or the protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of, or exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or pursuant to any Environmental Laws. Except as described in each Applicable Prospectus, there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceedings regarding which are not reasonably likely to result in the imposition of monetary sanctions against the Company of greater than $100,000.

(dd) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, except, as would not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, except as would not, individually or in the aggregate, result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee) Brokers. Except for the underwriting discounts and commissions payable to the Underwriters as described in the Time of Sale Prospectus and the Prospectus,] there is no broker, finder or other similar party that is entitled to receive from the Company any brokerage or finder’s fee or other similar fee or commission as a result of any transactions contemplated by this Agreement.

(ff) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or any such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(gg) Compliance with Laws. Except as disclosed in the Applicable Prospectus, the Company has not been advised, and has no reason to believe, that it and each of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(hh) Dividend Restrictions. Except as disclosed in the Applicable Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office)

to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the Company’s knowledge, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements, including the Bank Secrecy Act of 1970 (otherwise known as the Currency and Foreign Transactions Reporting Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Office of Foreign Assets Control. (i) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently an individual or entity (“Person”) that is the subject or target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); (ii) and the Company will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other Person to finance any activities or business of, or with, any Person, or in any country or territory that, at the time of such financing, is the subject or target of any sanctions administered by OFAC.

(ll) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 15,000,000 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[        ] per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [            ], 2012 or such other time and date not later than 1:30 p.m. New York time, on [            ], 2012 as the Representatives shall designate by notice to the Company and shall not be earlier than one nor later than three full business days after delivery of such notice (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of              2,250,000 Optional shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option; (ii) the names and denominations in which the certificates for the Optional Shares are to be registered; and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. The Representatives, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by the Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and in such denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants of the Company.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to such Underwriter, without charge, as many copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) as the Representatives shall reasonably request and for delivery to each other Underwriter a conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(A)(e) or 3(A)(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent which consent shall not be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent which consent shall not be unreasonably withheld.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f) Securities Act Compliance. After the date of this Agreement and until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees, until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, (subject to Section 3(A)(b) and 3(A)(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or make any change to its certificate of incorporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Periodic Reporting Obligations. The Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(m) Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Shares on the New York Stock Exchange and to maintain the listing of the Shares on the New York Stock Exchange.

(n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of this Agreement (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies and Morgan Stanley (which consent may be withheld at the sole discretion of Jefferies and Morgan Stanley), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, assign, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement (except for a registration statement on Form S-8) under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that notwithstanding the foregoing, the Company may (i) issue shares of Class B common stock to each of Edgen Murray II, L.P. and Bourland & Leverich Holdings, LLC, (ii) acquire the EDG LLC membership units and the Class B common stock held by each of Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC in exchange for Shares or cash, (iii) enter into an investors and registration rights agreement with Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC, (iv) register with the Commission the issuance or sale of Shares issuable upon exercise of the exchange rights described in each Applicable Prospectus, (v) exchange the restricted limited partnership units of Edgen Murray II, L.P. and restricted membership interests of Bourland & Leverich Holdings LLC held by the current limited partners of Edgen Murray II, L.P. and current members of Bourland & Leverich Holdings LLC, as applicable, for restricted Shares and (vi) perform each step of the reorganization as described in each Applicable Prospectus; provided further, however, that the Company may issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of Jefferies and Morgan Stanley (which consent may be withheld at the sole discretion of Jefferies and Morgan Stanley). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; (ii) the Company enters into any swap, hedge or similar arrangement or agreement that transfers in whole or in part, the economic risk of ownership of the Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially by the Company, in each case, without the prior written consent of Jefferies and Morgan Stanley; or (iii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies and Morgan Stanley waive, in writing, such extension (which waiver may be withheld at the sole discretion of Jefferies and Morgan Stanley). The Company will provide the Jefferies and Morgan Stanley with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(o) Lock-Up Waiver Press Release. If Jefferies and Morgan Stanley, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 1(A)(y) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(p) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish, to the extent not filed with the Commission pursuant to its EDGAR filing system, to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants filed by the Company with the Commission; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock filed by the Company with the Commission.

(q) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Offered Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its controlled affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(s) Existing Lock-Up Agreements. During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(i).

B. Waiver of Covenants. Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered

Shares to the Underwriters; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable and properly documented attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; (vii) the filing fees incident to, and the reasonable and properly documented fees and expenses of counsel for the Underwriters in connection with, FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares provided that the fees and expenses payable by the Company to counsel for the Underwriters pursuant to clauses (vi) and (vii) above shall not exceed in the aggregate $20,000; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives (reasonably and properly documented in the case of the Representatives), employees and officers of the Company, and one-half of the cost of any aircraft chartered in connection with the road show, with the other one-half of the cost of such aircraft being paid by the Underwriters, provided that the prior approval of the Company was obtained prior to the chartering of any such aircraft; (ix) the fees and expenses associated with listing the Offered Shares on the New York Stock Exchange; (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement, not otherwise described in this Section 4; and (xi) the fees and expenses of the QIU. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1(A) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters.

(i) On the date hereof, the Representatives shall have received from KPMG, LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received additional conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(ii) On the date hereof, the Representatives shall have received from Deloitte, LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received additional conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the

Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Dechert LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and to such further effect as counsel for the Underwriters shall reasonably request (and the Representatives shall have received additional signed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Chief Financial Officer’s Certificate. On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chief Financial Officer, dated as of such Closing Date, in the form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(g)

(h) Bring-down Comfort Letter.

(i) On each of the First Closing Date and each Option Closing Date the Representatives shall have received from KPMG, LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received additional conformed copies of such accountants’ letter for each of the several Underwriters).

(ii) On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Deloitte, LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received additional conformed copies of such accountants’ letter for each of the several Underwriters).

(i) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from the persons listed on Exhibit B hereto, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(i) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(j)

(k) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k) Corporate Formation and Reorganization. On or prior to the First Closing Date, (i) the Company shall have been incorporated under the laws of Delaware, pursuant to the Delaware General Corporation Law sections 101-106; (ii) the Company shall become the parent holding company and EDG Holdco LLC (“EDG LLC”) shall become the intermediate holding company; (iii) EMGH Limited shall become a subsidiary of Edgen Murray Corporation (“EMC”); (iv) EMC’s ownership interest in Bourland & Leverich Holdings LLC (“B&L”) shall be redeemed by B&L in exchange for membership units of B&L’s operating subsidiary, Bourland & Leverich Supply Co. LLC; (v) Edgen Murray II, L.P. (“EM II LP”) and B&L shall contribute their respective businesses and liabilities to EDG LLC, or one of its subsidiaries, for membership units thereof and Class B common stock of the Company; (vi) EM II LP may elect to have EM Holdings LLC purchase from EMC all or a portion of EMC’s membership units in Bourland & Leverich Supply Co. LLC with either cash or a note payable to EMC; and (vii) holders of restricted units of EM II LP and B&L shall exchange such units for restricted shares of the Company’s Class A common stock.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable and properly documented out-of-pocket expenses that shall have been actually and reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, reasonable travel expenses, and postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse certain expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof; (b) of any Underwriter to the Company; or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act from and against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee, controlling person, affiliate or agent may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 9(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Road Show, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such officer, employee, controlling person, affiliate or agent for any and all documented expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee, controlling person, or affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Road Show, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are (i) the first sentence of the fourth paragraph and the third sentence of the fifth paragraph under the caption “Underwriting (Conflicts of Interest),” (ii) the first four sentences of the first paragraph under the caption “Underwriting (Conflicts of Interest)—Commission and Expenses,” (iii) the statements concerning the option granted to the Underwriters to purchase additional shares under the caption “Underwriting (Conflicts of Interest)—Option to Purchase Additional Shares,” (iv) the statements concerning stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act under the caption “Underwriting (Conflicts of Interest)—Stabilization” and (v) the statements concerning electronic prospectus distribution under the caption “Underwriting (Conflicts of Interest)—Electronic Distribution.” The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9, except to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded after consulting with outside counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of such counsel, not to be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Sections 9(a) and 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of commencement of the action; or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 9, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act and each affiliate of the QIU within the meaning of Rule 405 of the Securities Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121 of the FINRA rules of conduct) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any documented legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the bad faith, gross negligence or willful misconduct of the QIU.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the judgment of the Representatives, is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any

Material Adverse Change. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

Morgan Stanley & Co., LLC

1585 Broadway

New York, New York 10036

Facsimile: (212) 507-4075

Attention: Equity Capital Markets Syndicate Desk

Citigroup General Counsel

Confirmed to:

Citigroup

388 Greenwich Street

New York, New York, 10013

Facsimile: (212) 816-7912

Attention: General Counsel

If to the Company:

Edgen Group Inc.

18444 Highland Road

Baton Rouge, LA 70809

Facsimile: (225) 756-7953

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA, 19104-2808

Facsimile: (215) 994-2222

Attention: Carmen J. Romano, Esq.; Eric S. Siegel, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the other parties hereto.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and, for the purposes of Section 9 and Section 10, to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each Road Show, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page to Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EDGEN GROUP INC.

By:
[Title]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

JEFFERIES & COMPANY, INC.

By:

MORGAN STANLEY & CO, LLC

By:

CITIGROUP GLOBAL MARKETS INC

By:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Jefferies & Company, Inc.	[	]
Morgan Stanley & Co. LLC	[	]
Citigroup Global Markets Inc.	[	]
HSBC Securities (USA) Inc.	[	]
Stephens Inc.	[	]
Tudor, Pickering, Holt & Co. Securities Inc.	[	]
BB&T Capital Markets, a division of Scott &	[	]
Stringfellow

Total	[	]

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

EXHIBIT A

Form of opinion of counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Prospectus.

2.	The shares of the Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and, assuming receipt of the consideration therefor as provided in the resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable under the Delaware General Corporation Law (the “DGCL”).

3.	The Offered Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement. The Offered Securities, when issued and delivered by the Company in accordance with such authorization and pursuant to the Underwriting Agreement against receipt of the consideration specified in the Underwriting Agreement, will be validly issued, fully paid and nonassessable under the DGCL. No holder of the outstanding shares of capital stock of the Company has any preemptive right to purchase or subscribe for any of the Offered Securities under the DGCL, the Certificate of Incorporation or Bylaws or under any agreement set forth in Item 16 under the caption “Exhibits and Financial Statement Schedule” of the Registration Statement.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Reorganization has been duly authorized by the general partner of Edgen Murray II, L.P. and the board of directors of Bourland & Leverich Holdings LLC.

6.	The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder (other than its obligations under the indemnification and contribution provisions, as to which we express no opinion), and the consummation of the Reorganization (i) will not result in a violation or breach of the Certificate of Incorporation or Bylaws or the Edgen Murray II, L.P. Amended and Restated Limited Partnership Agreement; (ii) will not result in a violation or breach of, or constitute a default under, any agreement set forth in Item 16 under the caption “Exhibits and Financial Statement Schedule” of the Registration Statement; and (iii) will not result in a violation of the DGCL or any statute, rule, or regulation, or order known to us to be applicable to the Company, of any U.S. Federal or New York governmental agency or body or any U.S. Federal or New York court having jurisdiction over the Company and its properties.

A-1

7.	No consent, approval, authorization or order of, or filing (a “Consent”) with, any U.S. Federal or New York governmental agency or body, or any consent under the DGCL is required to be obtained or made by the Company for the consummation by the Company of the issuance and sale of the Offered Securities pursuant to the Underwriting Agreement, except (i) such as have been obtained or made prior to the date hereof, (ii) such as may be required under state securities or “blue sky” laws (as to which we express no opinion), the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (as to which we express no opinion) and the Securities Act of 1933, as amended (the “Securities Act”), and (iii) where the failure to obtain and make such consent would not, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement.

8.	The information in (A) the Time of Sale Information and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity—Debt,” “The Reorganization,” “Description of Our Capital Stock,” and “Material U.S. Federal Tax Considerations for Non-United States Holders” and (B) the Registration Statement in Item 14 under the caption “Indemnification of directors and officers” and in Item 15 under the caption “Recent sales of unregistered securities,” in each case, to the extent that such information under each such caption constitutes summaries of legal matters, provisions of the Certificate of Incorporation or Bylaws, and the agreements, statutes and regulations referred to under such caption, taken as a whole under each such caption, is correct in all material respects. The Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Prospectus under the caption “Description of Our Capital Stock.”

9.	The Company is not, and immediately after giving effect to the application of the net proceeds from the issuance and sale by the Company of the Offered Securities as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

A-2

EXHIBIT B

LIST OF PERSONS EXECUTING LOCK-UPS

1.	Edgen Murray II, L.P.

2.	Bourland & Leverich Holdings LLC

3.	Nicholas Daraviras

4.	Edward J. DiPaolo

5.	Robert F. Dvorak

6.	Daniel D. Keaton

7.	Craig S. Kieffer

8.	David L. Laxton, III

9.	James L. Luikart

10.	Daniel J. O’Leary

B-1

EXHIBIT C

[Date]

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc

388 Greenwich Street

New York, New York, 10013

As Representatives of the Several Underwriters

RE:	Edgen Group Inc. (the “Company”) Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is or will be (i) an owner of record or beneficially of certain shares of Class A common stock, par value $0.0001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares, or (ii) an executive officer or director of the Company. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representatives of the underwriters (the “Underwriters”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and, at a subsequent date, entering into any underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, other than membership units of EDG Holdco LLC and shares of Class B common stock of the Company sold by the undersigned to the Company or EDG Holdco LLC, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member (as defined below) of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or immediate family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof

1

and continuing through the close of trading on the date 180 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party (the “Underwriting Agreement”)) (the “Lock-up Period”); provided, however, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, (ii) the Company enters into any swap, hedge or similar arrangement or agreement that transfers in whole or in part, the economic risk of ownership of the Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially by the undersigned, in each case, without the prior written consent of the Underwriters or (iii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable (the “Lock-Up Extension Period”), unless Jefferies and Morgan Stanley waive, in writing, such extension, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M); (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended (the “Securities Act”) in the manner contemplated by NASD Conduct Rule 2711(f)(4); and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

The foregoing restrictions shall not apply to (i) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Offering, (ii) a bona fide gift or gifts, (iii) the transfer of any or all of the Shares or securities convertible into or exchange or exercisable for Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to an immediate family member of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family (iv) a distribution to limited partners, members or shareholders of the undersigned, or (v) any (A) conversion of restricted limited partnership units of Edgen Murray II, L.P. or restricted membership interests of Bourland & Leverich Holdings LLC into Shares or (B) conversion of options to acquire limited partnership units of Edgen Murray II, L.P. or options to acquire membership interests of Bourland & Leverich Holdings LLC into options to acquire Shares; provided, however, that in the case of (i), (ii), (iii) and (iv) above, it shall be a condition to such transfer that (A) the transferee executes and delivers to Jefferies and Morgan Stanley an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this agreement, and there shall be no further transfer of such Shares, except in accordance with this agreement and (B) no public disclosure and no filing by any party to the transfer (donor, donee, transferor or transferee) under the Exchange Act shall be required nor shall be voluntarily made reporting a reduction in beneficial ownership of the Shares in connection with such transfer or distribution prior to the expiration of the Lock-up Period (as the same may be extended pursuant to the terms hereof). For the purposes of this agreement, “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, no provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire any Shares or options to purchase Shares, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the undersigned agrees in writing not to sell, offer, dispose of or otherwise transfer any such Shares or options to purchase Shares during such Lock-up Period without the prior written consent of Jefferies and Morgan Stanley. In addition, no provision of this agreement shall apply to (x) transfers of Shares to the Company in connection with the repurchase of Shares issued pursuant to employee benefit plans disclosed in the prospectus relating to the

2

Offering or pursuant to agreements pursuant to which such Shares were issued or (y) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares; provided that such plan does not provide for the transfer of Shares during the Lock-up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding paragraph will be delivered by Jefferies and Morgan Stanley to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

If the undersigned is an officer or director of the Company, (i) Jefferies and Morgan Stanley agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, Jefferies and Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies and Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (A) the release or waiver is effected solely to permit a transfer not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned or their spouse or immediate family members, including any rights to receive notice of the Offering, if applicable.

This agreement shall automatically terminate upon the earliest to occur, if any, of (1) Jefferies and Morgan Stanley, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement prior to payment for the delivery of the Shares to be sold thereunder and (3) July 31, 2012, in the event that the Underwriting Agreement has not been executed by that date.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

4

EXHIBIT D

EDGEN GROUP INC.

Chief Financial Officer’s Certificate

In connection with the offering, sale and issuance by Edgen Group, Inc. (the “Company”) of up to [—] shares of the Company’s common stock, par value $0.0001 per share, pursuant to a registration statement on Form S-1/A under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on April [—], 2012 (File No. 333-178790) (the “Registration Statement”), the preliminary prospectus supplement dated April [—], 2012 (the “Preliminary Prospectus”), I, David L. Laxton, III, solely in my capacity as Chief Financial Officer of the Company, have been asked to deliver this certificate to Jefferies & Company, Inc., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters for the offering named in the Prospectus (the “Representatives”), on behalf of the Company. Based on my examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify, on behalf of the Company solely in my capacity as Chief Financial Officer of the Company, that:

1.	I have read the Registration Statement and Preliminary Prospectus, including the preliminary operating results for the quarter ended March 31, 2012 disclosed in the Preliminary Prospectus under the captions “Summary—Recent Developments—Preliminary First Quarter 2012 Results” and “Summary—Summary Unaudited Preliminary First Quarter 2012 Financial Data.”

2.	I or members of my staff who are responsible for the Company’s financial and accounting matters supervised the compilation of the Company’s preliminary pro forma (i) net income or net loss for the quarters ended March 31, 2012 and 2011, (ii) sales for the quarters ended March 31, 2012 and 2011, (iii) EBITDA (which was calculated in the manner described in the Preliminary Prospectus under the caption “Summary—Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information”) for the quarters ended March 31, 2012 and 2011, (iv) income tax expense or benefit for the quarters ended March 31, 2012 and 2011, (v) interest expense (net) for the quarters ended March 31, 2012 and 2011 and (vi) depreciation and amortization expense for the quarters ended March 31, 2012 and 2011 (the financial information described in the foregoing clauses (i)-(vi), the “Specified Preliminary Pro Forma Operating Results”)

3.	I or members of my staff who are responsible for Edgen Murray II, L.P.’s (the “Predecessor”) financial and accounting matters supervised the compilation of the Predecessor’s financial information specified in Annex I hereto (the “Specified Historical Preliminary Operating Results”)

4.

I or members of my staff who are responsible for the Company’s and the Predecessor’s, as applicable, financial and accounting matters compared the amounts with respect to the Specified Preliminary Pro Forma Operating Results and Specified Preliminary Historical Operating Results to the accounting records, analyses. financial schedules and other documents (collectively, the “Books and Records”) of the Company and the Predecessor, as applicable, and found the amounts to be consistent and in agreement with the Company’s and the Predecessor’s, as applicable, Books and Records and based on

5

assumptions believed by the undersigned to be reasonable. No consolidated financial statements of the Company and its subsidiaries or the Predecessor and its subsidiaries as of any date or for any period subsequent to March 31, 2012 are available.

5.	With respect to the Specified Preliminary Pro Forma Operating Results and the Specified Historical Operating Results, nothing has come to my attention that causes me to believe that the financial information contained in either the Specified Preliminary Pro Forma Operating Results or the Specified Preliminary Historical Operating Results is not true, correct and accurate in all material respects. The Specified Preliminary Pro Forma Operating Results and the Specified Preliminary Historical Operating Results are preliminary and are subject to adjustments that may arise as a result of the completion of customary quarterly closing and review procedures and are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks.

6.	For the period from December 31, 2011 to March 31, 2012, nothing has come to my attention that causes me to believe that, except as set forth in the Specified Preliminary Historical Operating Results:

a.	at April [—], 2012, there was any increase in long-term debt including current maturities of long-term debt, or any decrease in consolidated net current assets of the Predecessor or increase in partners’ deficit of the Predecessor as compared with amounts shown in the December 31, 2011, audited consolidated balance sheet as included in the Registration Statement and the Preliminary Prospectus, or

b.	for the period from January 1, 2012 to April [—], 2012, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in net income of the Predecessor.

7.	This certificate is to assist the Representatives in conducting and documenting its investigation of the affairs of the Company in connection with the offering of shares covered by the Preliminary Prospectus, and the Representatives are entitled to rely on this Chief Financial Officer’s Certificate.

(Signature page follows)

6

IN WITNESS WHEREOF, I have hereunto signed my name on this [—]th day of April, 2012.

EDGEN GROUP, INC.

Name:	David L. Laxton, III
Title:	Chief Financial Officer

7

EXHIBIT E

[Form of Press Release]

[Company]

[Date]

(“[Edgen Group]”) announced today that Jefferies & Company, Inc. and Morgan Stanley & Co. LLC, the joint book-running managers in the Company’s recent public sale of              shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,              20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

8